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                                HOLLAND & KNIGHT

                              400 NORTH ASHLEY DR.
                              TAMPA, FLORIDA 33602

                                                                       EXHIBIT 5

                                                                  August 4, 1995

Poe & Brown, Inc.
220 South Ridgewood Avenue
Daytona Beach, Florida 32114

          Re: Registration Statement on Form S-3

Ladies and Gentlemen:

     We refer to the Registration Statement on Form S-3 (the "Registration Statement"), to be filed by Poe & Brown, Inc. (the "Company") with the Securities and Exchange Commission, for the purpose of registering under the Securities Act of 1933 an aggregate of 1,638,750 shares of the Company's common stock, par value $.10 per share (the "Common Stock"), to be offered to the public pursuant to a proposed underwriting agreement (the "Underwriting Agreement") between the Company, certain shareholders of the Company, and Smith Barney Inc. and The Robinson-Humphrey Company, Inc., as representatives of a group of underwriters.

     In connection with the foregoing registration, we have acted as counsel for the Company, and have examined originals, or copies certified to our satisfaction, of all such corporate records of the Company, certificates of public officials, and representatives of the Company, and other documents as we deemed necessary to require as a basis for the opinion hereafter expressed.

     Based upon the foregoing, and having regard for legal considerations that we deem relevant, it is our opinion that the Common Stock will be, when and if sold in accordance with the Underwriting Agreement, legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement, and to the reference to this firm under the caption "Legal Matters," contained in the prospectus filed as a part thereof.

                                          Very truly yours,

                                          HOLLAND & KNIGHT

                                          By:    /s/  MICHAEL L. JAMIESON

                                            ------------------------------------
                                                    Michael L. Jamieson